Exhibit 99.2


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                                                                Final Transcript



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   Conference Call Transcript

   FRP - Q2 2005 FairPoint Communications, Inc. Earnings Conference Call

   Event Date/Time: Aug. 03. 2005 / 9:00AM ET
   Event Duration: N/A



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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Aug. 03. 2005 / 9:00AM,  FRP - Q2 2005 FairPoint  Communications,  Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


CORPORATE PARTICIPANTS
 Brett Ellis
 FairPoint Communications - IR

 Gene Johnson
 FairPoint Communications - Chairman and CEO

 John Crowley
 FairPoint Communications - CFO



CONFERENCE CALL PARTICIPANTS
 Simon Flannery
 Morgan Stanley - Analyst

 Kevin Moore
 Wachovia Securities - Analyst

 David Barden
 Banc of America Securities - Analyst

 Tom Seitz
 Lehman Brothers - Analyst

 Edward Yang
 CIBC World Markets - Analyst

 Westin Tucker
 JP Morgan - Analyst

 Andrew Kylie
 Deutsche Bank - Analyst



 PRESENTATION



--------------------------------------------------------------------------------
Operator


 Good morning, my name is Crystal and I'll be your conference facilitator. At this time, I'd like to welcome everyone to the FairPoint Communications second quarter 2005 earnings release conference call. [OPERATOR INSTRUCTIONS]. This conference is being recorded today, August 3, 2005. I would now like to introduce your speaker for today, Mr. Brett Ellis. Thank you, Mr. Ellis. You may begin your conference, sir.


--------------------------------------------------------------------------------
 Brett Ellis  - FairPoint Communications - IR


 Good morning, everyone and thank you for joining the FairPoint second quarter earnings conference call. Participating on today's call are Gene Johnson, our CEO and John Crowley, our CFO.

Certain statements made during this conference call, which are not based on historical fact, may be deemed to constitute forward-looking statements within the meanings of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statement's involve known and unknown risks, and uncertainties, there are important factors that could cause actual results or events to differ materially from those expressed or implied by these forward-looking statements.

Such factors include those risks described from time to time in FairPoint's filings with the Securities and Exchange Commission, including, without limitation, the risks described in FairPoint's most recent annual report on form 10-K on file with the Securities and Exchange Commission. All information is current as of the date of this earnings call and FairPoint undertakes no duty to update this information. In addition, FairPoint's results for the second quarter ended June 30th, 2005, are subject to the completion and filing with the Securities and Exchange Commission of its quarterly report on form 10-Q for such quarter.


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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Aug. 03. 2005 / 9:00AM,  FRP - Q2 2005 FairPoint  Communications,  Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


Having said this, allow me to introduce Gene Johnson, our Chairman and CEO.


--------------------------------------------------------------------------------
 Gene Johnson  - FairPoint Communications - Chairman and CEO


 Thanks, Brett. I hope that all of you had a chance to see our press release. I'm pleased to report a good second quarter for FairPoint with progress on all of our strategic fronts.

This resulted in second quarter revenues of $65.2 million up 4.5% from the same quarter last year, and after adjusting for acquired operations and non-recurring revenues, revenues were flat compared to the same quarter of last year, but up slightly from the first quarter of '05. Adjusted EBITDA, as we defined in our press release, was $33.8 million. Non-recurring revenues in the quarter were partially offset by costs of ramping up the preparation for compliance with
Section 404 of the Sarbanes-Oxley act, which will trend back down as we go forward. If you adjust for these unusual items, adjusted EBITDA was relatively flat compared to the first quarter of 2005.

In light of expected declines in regulatory revenues, we are pretty happy with the results. It reflects all the hard work by all of the many FairPoint employees around the country. Earnings per share on diluted basis were $0.16 and the key measure of cash available for dividends, again, as defined in the press release, was about -- was $0.55 per share--not about.

On the operations and marketing side, we continued our growth trends. During the quarter we added more than 11,500 access lines, partly through acquisitions and partly through growth as we added more than 3,000 high-speed data subscribers in our core companies. Our overall high-speed data penetration is now 16.6% up from 12.5% at the end of the same quarter last year. Long distance customers now total more than 103,000 or 41.7% of voice access lines and that compares to 34.1% at the end of the second quarter of last year.

I previously talked to you about our four main strategic objectives. First is to increase revenue per customer, second to improve operating efficiencies, third, enhance customer loyalty, and then, finally, fourth to pinpoint selective acquisitions.

On the revenue side, we increased data revenues in the quarter by 33% year-over-year. Largely through better price discipline in our marketing of high-speed data products. As to operating efficiencies we converted 17 of our companies, which represent about 69% of our access-line equivalents, to a single outsourced billing system, and that's going to allow us to enhance customer support and better develop targeted marketing.

Though in the short-term it's been very, very hard work and it's disrupted some of our collections processes as is common in these billing conversions. Finally as to strategic acquisitions we previously announced that during the second quarter we completed the Berkshire Telephone purchase, and we have contracted to acquire Bentleyville Communications, and we expect to close the Bentleyville transaction, which is -- Bentleyville is located in Pennsylvania -- later this month.

From an equity marketplace standpoint, we think the second quarter was important in clarifying the FairPoint investment proposition. Remember, we said that the first quarter was not very predictive because our results included five weeks under the burden of the old high-yield debt capital structure. This quarter reflects the full effect of the new capital structure, at least almost the full effect that resulted from the IPO.

Interest expense was $9.6 million, still about $400,000 higher than our run rate because we we had debentures that were not redeemed until May. The result was cash available for dividends of $19 million. Again, cash available for dividends is defined in the press release. We also believe that the prorated first-quarter dividend may have masked our equity story. In June we declared the second-quarter dividend of $0.39781 per share, right in line with our stated dividend policy. Compare that to the cash available for dividends per share of about $0.55. You can calculate our dividend payout ratio for this quarter at 72%.

For reasons that John is going to describe in a minute, there are some slight variations from quarter to quarter within our overall stable operating income so you should measure this on an annual basis. We anticipate that our dividend payout ratio for the full year, if dividends are paid in accordance with our stated dividend policy, will be in the range of 75 to 80% of cash available for dividends. With that dividend coverage and now one-quarter behind us of a full $0.39781 quarterly dividend, we hope the market will finally recognize the value proposition.

On external conditions, we don't really see any meaningful change in the competitive marketplace. The cable situation seems to be status quo. We continued to estimate that cable modems are available in only about 36% of our markets, approximately 31% of our markets you remember have no cable system operator at all and I think that this in large part explains our ability to maintain the price discipline of our high-speed data products.


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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Aug. 03. 2005 / 9:00AM,  FRP - Q2 2005 FairPoint  Communications,  Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


As part of our strategic refocus, I think you know that we promoted John Crowley to CFO and that Walt Leach stepped up to take over the corporate development effort, which you know is what I used to do before I became CEO. So I'm pleased with both of those moves. I know I'm going to get a lot of questions to tell you about Walt's activities and about the acquisition environment. So I'm going to make a brief comment or two about that.

We've always said that a significant part of our growth will come by acquisition, and as such we stay in contact with many RLECs. We'll continue to be strategic in our acquisitions, continue to be thorough in due diligence which we hope will allow us to create value for our shareholders. That is what we're all about. When we find something that makes sense for our shareholders we'll go into action and let you know about it at the appropriate time.

Let me summarize the second quarter. Growth, both organic and from acquisitions, strong cash available for dividends, the message is getting out there about the amount of the dividend of the payout ratio and continued marketing and sales progress with access-line equivalents of nearly 288,000. Now to give you the details on the second quarter operating metrics and financial results I'd like to introduce John Crowley, our CFO to report to you and then he'll take any questions you may have.


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 Thanks, Gene, and good morning, everyone.

I'll go directly to the numbers you're most interested in. Revenues for the second quarter were $65.2 million, an increase of 4.5% over the same quarter last year. The increase was partly attributable to $1.9 million in non-recurring inter-state access revenues related to prior year settlements and adjustments.

The Berkshire Telephone acquisition that Gene just mentioned represents much of the remainder of the increase. On a same-store sales basis and excluding the previously mentioned non-recurring items, revenue was flat compared to the second quarter of '04 and up about 1% from the first quarter of this year. Net income for the quarter was $5.6 million, versus a loss of $4.1 million in the second quarter of 2004, and note here that taxes for book purposes exceeded cash taxes by $3.3 million.

Earnings per share on a fully diluted basis were $0.16 for the second quarter compared to a loss per share on a fully diluted basis of $0.43 in second quarter of 2004. Cash available for dividends, which is defined in the press release, and one of the most important metrics was $19 million for the quarter, or $0.55 per fully diluted share. Our dividend in the quarter represented a 72% payout ratio.

Gene described for you the dividend policy, and our operating goal is to earn cash available for dividends so the payout ratio averages in the range of 75 to 80% over the course of the year. The pattern of our capital expenditures, which I'll talk about in a second, may move individual quarters on our cash available, but we expect our payout ratio to be in this range, that is to say, 75 to 80%, for the full year.

Adjusted EBITDA, also defined in the press release, was $33.8 million for the second quarter, down from $35.3 million in the same period of 2004. This is principally due to timing differences in distribution--excuse me, from passive investments and in a moment I'll talk about that and some of the other variances in both revenues and expenses.

At the end of the quarter, we had 287,723 access line equivalents, up 11,556 from the previous quarter. Of this increase, 7,229 access line equivalents were from Berkshire Telephone which we acquired in May. 3,295 represents an increase in high-speed data customers, and the remainder, about 1,000 was in voice access-line increases.

Let me go through the financials in the order that they are presented in the press release. On the balance sheet, total long term debt is $603.1 million at June 30. Our bank agreement represents $598.3 million of our total long-term debt. At June 30, of this year, through the use of interest rate swaps, we have fixed $490 million of our debt, at an average life of four years and an average cost of 6.1%. Though Gene mentioned a second ago, the current cash, current run rate cash interest was $9.2 million in the second quarter.

Turning to the income statement, revenues were $65.2 million, up 4.5% from the same quarter last year. As we've mentioned, we had non-recurring revenue, $1.9 million, from interstate revenue settlement adjustments related to the prior year. In addition, there was a slight favorable timing difference in recognizing regulatory true-ups because of early filings of cost studies with NECA, the National Exchange Carrier Association. The remainder of the $2.8 million increase over the same quarter last year is the contribution of Berkshire Telephone, which closed


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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Aug. 03. 2005 / 9:00AM,  FRP - Q2 2005 FairPoint  Communications,  Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


in May. Relative to the first quarter of 2005, even after deducting the non-recurring revenue and the Berkshire revenue, we still had organic growth of about 1%.

Let me talk about, for a second, about the mix of revenue. You will see on the sequential reporting page of the earnings release that local calling service revenue was up. This principally reflects the first step of rebalancing in Maine, our largest state. The Maine PSC ordered reductions in intrastate cost access charges and permitted increases in local service rates. Both changes were done in two steps taking effect in February of '05 and in June of '05.

The first step was essentially revenue-neutral in Maine. The second step is hardly reflected in the quarterly revenue figure, because of the timing. Remember, it occurred in June. However, it may be revenue-negative, depending on whether the interexchange carriers pass on the savings to their customers, and how that affects their customers' usage.

As we've noted before, universal service funds support declines in the absolute amount and as a percentage of our total revenue. Intrastate revenue, is essentially flat on same store sales basis. Decline in intrastate access revenue is not totally explained by the Maine rebalancing I mentioned a second ago. There was also a slight decline in minutes of use throughout our service area.

Long distance continues to grow, as Gene mentioned. Our subscriber penetration, as measured by subscribers that had selected us as an interstate carrier, reached 41.7% as of June 30, 2005, up from 34.1% a year ago. Revenues from long distance were up 14% from a year ago, which reflects the effect of bundling and packaging of minutes, which we'll get into, in a moment.

Data and Internet, which includes DSL, continues to be our good performer. Total high speed data or HSD, which includes DSL, cable modems and wireless broadband reached 16.6% penetration. HSD revenue was up 33% to $5.9 million for the quarter. As Gene mentioned, we've been able to maintain our retail prices in all but our most competitive markets, and margins continue to improve because the expenses associated with DSL have dropped and partly from the scale of the business, because of the growth.

And on the expense side, the largest line item increase was in consulting, as we talked about in the press release. Our consulting expense increased by $1.5 million compared to the second quarter last year. The increase was substantially due to preparation for compliance with the Sarbanes-Oxley act. Iif you're familiar with Sarbanes-Oxley, you know that the intermediate step of this preparation is documenting our existing processes, existing business processes and our internal controls. This is a very labor-intensive process, and by getting a lot of outside support, we are far along and are now performing preliminary tests of our controls, something we don't actually need to complete until 2006.

While we are continuing to go get some consulting advice, much of the current work is being done in-house and the cost, as reflected in the second quarter, have already come down substantially. Another increase in expenses was an increase of $200,000 to the reserve for uncollectible accounts. As we mentioned in the press release, billing conversion has caused some delays in the collections treatment process and we thought that this is the prudent thing to do.

The other big expense increase is in stock-based compensation which increased $600,000 from the same quarter last year. Total salary benefit costs, excluding stock-based compensation increased by about $150,000 from the same quarter of 2004.

Now, let's move to the statement of cash flows. I want to explain a few anomalies. First, you'll see under cash flow from investing activities that we spent $16.4 million on acquisitions which is the Berkshire Telephone closing. We purchased Berkshire for $20 million but it is shown in the cash flow statement as net of the cash on the Berkshire balance sheet at the time we acquired the company.

Next you will see net capital additions of $9.7 million for the first half. During the second quarter we made capital expenditures of $5 million which appears lower than the guidance we've previously given of $27 or $28 million for the year. This is purely a timing issue and we continue to expect capital expenditures of approximately $27 to $28 million for the full year of 2005.

My last point on the cash flow statement, I know there's always interest in the distributions that we get from our investments, you can see these distributions dropped by $4 million, relative to the first half of last year. Last year in the first quarter, a cellular partnership in which we had an interest was liquidated which resulted in a one-time distribution of $2.5 million. The remaining variance is explained by timing differences.

In particular, Orange County, Poughkeepsie, LP paid the fourth quarter distribution in the first quarter of '04 and then paid both the first quarter and second quarter dividends in the second quarter in the second quarter of '04. I should repeat that. Orange County Poughkeepsie paid the fourth quarter dividends in the first quarter--fourth quarter dividend of '03 in the first quarter of '04 and then paid the dividends for the first and second quarter of '04 in the second quarter of '04.


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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Aug. 03. 2005 / 9:00AM,  FRP - Q2 2005 FairPoint  Communications,  Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


You will see that the comparable equity in net earnings of investees increased year-over-year. The easiest place to see this is on the EBITDA reconciliation page. The last page of the earnings release. There, on the top half of the page, you will see that we deduct the equity and earnings of investees from our EBITDA and in the very next line we add in the actual cash received as distributions from investments. To draw the comparison underlying earnings were flat and actually grew a bit, but distribution dropped, and this is because of the timing difference that I attempted to explain a moment ago.

And, finally, I'm happy to take your questions.


 QUESTION AND ANSWER



--------------------------------------------------------------------------------
Operator


 [OPERATOR INSTRUCTIONS]. We'll pause for a moment to compile the Q & A roster. First question comes from the line of Simon Flannery with Morgan Stanley.


--------------------------------------------------------------------------------
 Simon Flannery  - Morgan Stanley - Analyst


 Good morning. Thanks very much. If I could just turn back to the M&A environment, please. First, could you give us an update on Berkshire and how the integration is going, the sort of opportunities to drive margins and where we are a couple of months down the road? And then can you talk a little bit about what is on your plate, what are the sort of opportunities in front of you, are there more Berkshires out there in the next several quarters, and what is your capacity in terms of financing to do more sort of $15 to $20 million type transactions? Thanks.


--------------------------------------------------------------------------------
 Gene Johnson  - FairPoint Communications - Chairman and CEO


 Thanks and good morning. You know, we don't give a lot of guidance on the details of these acquisitions. I will tell you, Berkshire is ahead of where we expected to be right now. I was actually there myself last week and it's going very, very well, so we're quite pleased with the integration. So suffice it to say it is ahead of schedule at this point. As far as acquisitions on the horizon, I think was your second question, we don't give any guidance at all about that. We don't talk about them.

I like to use the old navy term "Loose lips sink ships." We've actually lost deals because we've talked about them in the past. Suffice it to say, though, that there a number of things we're working on right now. We will be extremely thorough in our due-diligence, as always. We'll be very careful to ensure that these transactions, in fact, enhance shareholder value or we just won't do them. So I can tell you that we are working on some things, but nothing imminent to report, and we're going to be extremely thorough and careful and thoughtful to ensure that whatever we do enhances shareholder value.


--------------------------------------------------------------------------------
 Simon Flannery  - Morgan Stanley - Analyst


 Okay. And in terms of paying for the transactions?


--------------------------------------------------------------------------------
 Gene Johnson  - FairPoint Communications - Chairman and CEO


 Sorry?


--------------------------------------------------------------------------------
 Simon Flannery  - Morgan Stanley - Analyst


 In terms of your ability to pay either cash or issue stock for anything you might buy?


--------------------------------------------------------------------------------
 Gene Johnson  - FairPoint Communications - Chairman and CEO


--------------------------------------------------------------------------------
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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Aug. 03. 2005 / 9:00AM,  FRP - Q2 2005 FairPoint  Communications,  Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


 Yes, I'll let John answer that one.


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 Well, yes, I guess I won't go into specifics of how much of our revolving credit is unused, but there is a substantial chunk of our revolving credit that is unused and we would obviously be interested in utilizing our stock for an acquisition. Both of the acquisitions that we talked about for this year were essentially negotiated prior to being a public company, so we didn't necessarily have that opportunity. But as our stock continues to perform, and if you'll do your part on that, we may be able to use that.


--------------------------------------------------------------------------------
 Simon Flannery  - Morgan Stanley - Analyst


 Okay. Thank you.


--------------------------------------------------------------------------------
Operator


 Your next question comes from the line of Kevin Moore with Wachovia.


--------------------------------------------------------------------------------
 Kevin Moore  - Wachovia Securities - Analyst


 I just wanted to see if there is any regulatory update, either the state or federal level, that you think that are noteworthy, that can affect your story?


--------------------------------------------------------------------------------
 Gene Johnson  - FairPoint Communications - Chairman and CEO


 Kevin, thanks. I think one of the more interesting things happening right now is at the FCC, I'll tell you it is not anything significant on the state side, that we could comment on right now, but certainly on the federal side it has been reported, and we have been watching this for now the last two or three weeks, it looks like it is pretty clear who the two Republican nominees to the FCC are going to be. The word seems to be that the president plans to formally announce that in early September.

We believe there is a very strong chance he'll also announce that Commissioner Cox will be reappointed and we believe one reason to do that is to speed the process through the senate for approving these nominations. So that's very important, we need to pay a lot of attention to that. The two nominees on the Republican side are people who apparently -- one of them is a very close friend of Kevin Martin's, and the other one I think is, thinks the way Kevin does, so I think it's idea the President would like to see the FCC get a little teeth again and be able to accomplish its goals.

Equally important, I think, is the meeting that is being held, I believe it is today actually, at the FCC, the open meeting, in which it's very possible that DSL could be deregulated as a response to the brand X case. I actually was with Kevin Martin recently and discussed this and it was very clear that he thought that something could be done there. It is also very clear that he hoped that his goal was to make sure that rural companies were not negatively impacted by this.

We need to watch it very carefully if an order does come out of the meeting today, what that says about rural companies, because if you start talking about DSL, you have to be concerned about the local loop piece that DSL rides on and what impact that has on separations process and on universal service. We've been encouraged in our meetings with Chairman Martin about that, so we'll have to wait and see.

Other than that, I will tell you that the other processes are moving quite slowly right now, that is, intercarrier compensation and universal service reform, and I would expect to start hearing some noise from the FCC sometime in the third or perhaps the fourth quarter about intercarrier comp. I don't think we'll see anything significant,or any significant talk, on universal service until next year. So I don't think anything has changed from the last call on those two fronts.


--------------------------------------------------------------------------------
 Kevin Moore  - Wachovia Securities - Analyst


--------------------------------------------------------------------------------
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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Aug. 03. 2005 / 9:00AM,  FRP - Q2 2005 FairPoint  Communications,  Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


 What about the recent bill introduced, any impact on.


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 What recent bill was that, Kevin?


--------------------------------------------------------------------------------
 Gene Johnson  - FairPoint Communications - Chairman and CEO


 We don't think so. First of all, I think it's relatively unlikely that those bills get anywhere. I think the idea of making intrastate access -- intrastate revenues, pay in, is a great idea.

Whether that actually happens or not, it would certainly help to drive down the the 11% or whatever the current--I guess it's slightly over 10%, anyway, the current long-distance surcharge. Come down. But whether that actually happens or not is anybody's guess right now. So we don't see anything negative for rural companies for either one of those bills.


--------------------------------------------------------------------------------
 Kevin Moore  - Wachovia Securities - Analyst


 All right. Thanks.


--------------------------------------------------------------------------------
Operator


 Your next question comes from the line of David Barden with Banc of America Securities.


--------------------------------------------------------------------------------
 David Barden  - Banc of America Securities - Analyst


 I think the FCC meeting is actually going to be tomorrow, and so we'll hopefully hear some more from that, Gene. The three questions, maybe first on the line performance, looks like stripping out the impact of Berkshire and looking at lines opposed to access line equivalents, you guys actually grew lines in the quarter. So that was a surprise for us and I'd love to know more about kind of, along which avenues did you grow those lines, residential, business, primary, secondary, it would be great to get some more color about that, kind of tease the apart from the Berkshire effect from the underlying effect.

Second thing would be just on the cash flows, John, the Berkshire effect on OCS and Capex in the quarter so we can get a sense of what incremental effect it had. And, third, I think you mentioned, obviously the revenues, on the Sarbanes costs in the quarter itself, or Sarbanes consulting-related costs, can you give us an actual number for the quarter and how that compared with the first quarter, that would be great. Thanks a lot.


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 Yeah, thanks, David, let me take the questions in the order in which you gave them to us. First of all, with regard to the mix of the subscriber growth, we--there is a certain pattern nationally in the second quarter that occurred last year as well, which is that we do serve a couple of, I guess you would call, summer resort communities, and so there is a certain seasonality to the growth. There are two in particular where that represented a big chunk of that growth. On the break-out of the access-line growth, between business and residential, we include that, I think--


--------------------------------------------------------------------------------
 David Barden  - Banc of America Securities - Analyst


 I guess it was more of, because Berkshire has been added to the numbers it is not exactly clear if I took Berkshire out, how Berkshire filters into all those numbers.


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


--------------------------------------------------------------------------------
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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Aug. 03. 2005 / 9:00AM,  FRP - Q2 2005 FairPoint  Communications,  Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


 Right. Do you have the sequential right there? Well, Berkshire represented 7,223 access-line equivalents.


--------------------------------------------------------------------------------
 David Barden  - Banc of America Securities - Analyst


 How about if we just look at access lines?


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 It's 6,531 access lines.


--------------------------------------------------------------------------------
 David Barden  - Banc of America Securities - Analyst


 How is it divided into business and residential.


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 We don't have that in front of us. What we have is the aggregate numbers. Aggregate numbers are 192,643 residential. And 54,170 business. This is for June 30, 2005. That is the aggregate numbers for all of FairPoint.


--------------------------------------------------------------------------------
 David Barden  - Banc of America Securities - Analyst


 Right. We can follow up off line. The idea would be that if you strip out the Berkshire you'll be able to see what was going on with the balance of the business apples and apples in the two different units.


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 Right. The other thing I just want to briefly--you talk about the other contribution from Berkshire. We haven't given any specific numbers in terms of financial performance of Berkshire and what we have said, and you can expect this, was that the Berkshire acquisition was accretive in terms of net income and in terms of cash available for dividends on a per-share basis.

And in terms of further detail in the Berkshire financials, we don't want to give too much of that out because of the information it provides to competitors on future telecom acquisitions in the M&A marketplace. As to Sarbanes-Oxley, the $1.5 million that we spent in the second quarter is the actual figure for the second quarter.


--------------------------------------------------------------------------------
 David Barden  - Banc of America Securities - Analyst


 How does that compare to first quarter?


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 First quarter, we'll look that up for you. It was in the $300,000 range. The important thing is that going forward, the Sarbanes-Oxley preparation is going to come down substantially because we've moved so much of it in-house.

The phase that we were in the second quarter included for the most part, the recording, documentation of our business processes and the documenting of our internal controls. We're now beyond that phase.

We're now at the point where we're doing what we call soft testing, which is something that we don't actually have to do until next year. As I said before, we'll continue to have some consulting expenses there, but they will be down substantially, versus the second quarter.


--------------------------------------------------------------------------------
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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Aug. 03. 2005 / 9:00AM,  FRP - Q2 2005 FairPoint  Communications,  Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
 David Barden  - Banc of America Securities - Analyst


 If I can just ask one last follow-up is there a mix between primary and secondary updated now for the quarter on the Berkshire?


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 No, we don't give that out.


--------------------------------------------------------------------------------
 David Barden  - Banc of America Securities - Analyst


 Okay.


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 The primary lines and secondary lines, we don't break that out.


--------------------------------------------------------------------------------
 David Barden  - Banc of America Securities - Analyst


 Okay. Thanks, guys. Okay.


--------------------------------------------------------------------------------
Operator


 Your next question comes from the line of Tom Seitz with Lehman Brothers.


--------------------------------------------------------------------------------
 Tom Seitz  - Lehman Brothers - Analyst


 Yeah, just a follow-up on David's question. Maybe I could ask it this way: In the past you said that second lines have been going down as DSL has been going up. We also calculate that you organically added access lines after taking out Berkshire. Was there, you know, other than the two resort communities, did you have a promotion on second lines? Anything like that that added to the prime--that added to the access-line count, not the access-line equivalent count?


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 You know, Tom, there were no specific promotions on second lines. There is just the ordinary marketing of lines, whether they're primary or secondary.


--------------------------------------------------------------------------------
 Tom Seitz  - Lehman Brothers - Analyst


 Right.


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 But I think in looking at it, the biggest component of the growth really came from the seasonality of the areas where people moved back for the summer.


--------------------------------------------------------------------------------
 Tom Seitz  - Lehman Brothers - Analyst


--------------------------------------------------------------------------------
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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Aug. 03. 2005 / 9:00AM,  FRP - Q2 2005 FairPoint  Communications,  Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


 Okay. And then second question, it's not perfectly analogous, I understand, but in the MLP world, the smaller MLPs get a bit of a premium because I think the rationale is that they can do a free cash flow per share acquisition much more easily than the larger MLPs, the bigger you get, the tougher it is to do, an acquisition, that is free cash flow accretive per share.

Does that at all work into your thinking with respect to M&A? I mean, all things being equal, I mean, would you try and get bigger if a huge acquisition came along, or do you consider it a strategic advantage to be sort of the size that you are with the relationships through the RLEC community that you have, such that you theoretically do have somewhat of an advantage in rolling up the smaller RLECs?


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 Thanks for that. I think we do have an advantage and we don't use the term "rolling up." But I think we do have the advantages in the RLEC space, more management and managing relationships, and what have you.

In part because of our track record. One of the hallmarks here really is thorough due diligence and analysis when we do an acquisition. I do just want to briefly comment on your point about how the bigger you get the harder it is to make an accretive acquisition. I suppose that's a simple matter of mathematics, but by the same token, one of the things that Gene has emphasized--well, in the history of the company--is that our focus in acquisitions is in creating shareholder value. One of the ways we measure that in the short term is accretion to the earnings per share and accretion to the cash available for dividends to the we've been able to do that. That will continue to be a guiding principle.

But the primary consideration in acquisitions will be adding to long-term shareholder value. As to how we do that, obviously we're limited to some extent by the marketplace. We are limited to some extent by what becomes available. But I think saying too much more about that would start to trend into suggesting that we have something in play, which I don't think would be correct to say.

Does that answer your question, Tom?


--------------------------------------------------------------------------------
 Tom Seitz  - Lehman Brothers - Analyst


 Yeah, that's good, thanks.


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 Okay.


--------------------------------------------------------------------------------
Operator


 [OPERATOR INSTRUCTIONS]. Your next question comes from the line of Edward Yang with CIBC World Markets.


--------------------------------------------------------------------------------
 Edward Yang  - CIBC World Markets - Analyst


 Good morning Gene, good morning, John. Coming back on access lines again, it does look like if you--even if you strip out the seasonality and look at it on a year-over-year basis, the rate of line erosion improved from about 2.5% to less than 2%. Was this impacted at all by the billing conversion to the outsource vendor, because I think you do mention that there were some delays in terms of non-paid turnoffs and so on, just trying to get a better sense of the access-line trends there.

And, second, just on EBITDA, there were some--you mentioned the Sarbanes-Oxley costs, but there were some unsold, some one-time access that offset that. You mentioned in the press lease that there is a product mix shift going on that is somewhat impacting margins. How should we think about margins longer term? Should we expect that margins should continue to trend down at a moderate pace, or do you think we're at a good run rate now? Thank you.


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


--------------------------------------------------------------------------------
 Tom Seitz  - Lehman Brothers - Analyst


--------------------------------------------------------------------------------
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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Aug. 03. 2005 / 9:00AM,  FRP - Q2 2005 FairPoint  Communications,  Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


 Let me take the last one first. Because it is quite a complicated answer. But it's--I mean, frankly, it is very difficult to predict the specific trends in our margins, because it in a sense it is sort of answering the question of what is the outcome of the foot race between the various support items where obviously there are challenges, and the unregulated areas where obviously having very, very high growth. I mean, small increases in our growth rate in HSD could quite easily offset small decreases in say, universal service and what have you.

What I'd rather talk about is margins on specific products. Clearly on the regulated products, the margins could be expected to come down, and as you pointed out, they have. What is very interesting, though, is that particularly in the area of high-speed data, not only is it a bigger percentage of our revenue each quarter to quarter but the underlying margins in that business continue to improve.

And as I mentioned, that is from a couple of things. One is the bulk of our DSL lines, which is the bulk of our HSD, the bulk of our DSL lines, are regulated in such a way that they pay a line charge into NECA on a per-month basis, and that was reduced in April and so that has been clearly reflected in the improvement in our HSD margins.

The other contributor to that is we continued to get the benefit of scale in the HSD area. We have over 40,000 HSD subscribers, so as we continue to benefit from scale we'll benefit from improvement in margins. With respect to the declining rate of line loss, I think the--probably one of the important contributors there is the competitive situation.

As Gene mentioned earlier, there has been very little change in the competitive situation for us. There are not many markets where we're adjusting our business plan to react to competition. There is one small market where we have to be a little more promotional on the HSD side because of a cable operator that has been pretty aggressive.

And to some extent I'm told by our marketing people that there has been what they call -- I think what they call it advertising bleed in Maine, which is to say that Verizon has apparently been quite aggressive in promoting DSL, discounting DSL, the typical sort of discounts for a few months. Because they're the big gorilla--maybe say big moose in Maine. I don't know what they have in Maine. But because they're the big gorilla in Maine, advertising bleeds, on to us so to speak and it has a slight impact on our ARPU there. That is the main reason for the changing trend in access lines, we simply face different competitive dynamics.


--------------------------------------------------------------------------------
 Edward Yang  - CIBC World Markets - Analyst


 John, scrolling down a little bit deeper into that. What is your typical rate of disconnect notices as a percentage of access lines per quarter?


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 Right, the important thing--let me explain what's happened there. The important thing there, is obviously, in the ordinary course of business, we disconnect people on a regular basis for non-payment. There has been an accordion process of delays where late notices, and this refers just to the converted companies and just to the companies that have most recently converted to the new outsource billing platforms.


--------------------------------------------------------------------------------
 Edward Yang  - CIBC World Markets - Analyst


 About 70% of your access lines?


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 Yes, as Gene says it was 69% of our access lines have been converted to the outsource billing platform. Obviously not all of those were just converted. We've been converting for eight months now. The ones that were converted most recently we'll have delays in getting out late notices and that then has a knock-down effect of getting out the late disconnect notices and knock down effect on getting out the disconnects because for regulatory reasons. So the concern that we had was that as a consequence while we wouldn't expect the disconnects to necessarily change but the balances at the time of disconnect might be larger. As a consequence we decided it was prudent to increase the reserve for bad debt.


--------------------------------------------------------------------------------
 Edward Yang  - CIBC World Markets - Analyst


 Okay. Great. Thank you.


--------------------------------------------------------------------------------
 Tom Seitz  - Lehman Brothers - Analyst


--------------------------------------------------------------------------------
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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Aug. 03. 2005 / 9:00AM,  FRP - Q2 2005 FairPoint  Communications,  Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 Thanks.


--------------------------------------------------------------------------------
Operator


 Your next question comes from Jonathan Chaplin with J.P. Morgan.


--------------------------------------------------------------------------------
 Westin Tucker  - JP Morgan - Analyst


 This is actually Westin Tucker in for Jon. Can you just comment to what extent you're seeing pressure from cable in the markets where there is a competitive voice offer from cable? Can you give us color on which markets those are and Time Warner actually reported some strong subscribers. If you could give us a sense of which cable guys those are, as well, that would be helpful, thanks.


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 I don't want to point to a particular market where someone is getting to us just because we don't necessarily want to encourage them. The situation is that the competitive--cable competitive situation is relatively unchanged. 31% of our subscriber base does not have cable available to it and 36%--only 36% have cable modems available to them. And that number has been pretty stable for a while.

So I would think--I mean, there is entirely the possibility some of those cable operators in those places where there are no cable modem systems could change hands to stronger companies but they still face the same economics we do, which is, with low density of populations it is still difficult to justify the investment in the two-way capability and the ability to support wireless--not wireless broadband, but wired broadband. I say that is relatively unchanged. I would say there is one market that we're doing more discounting than the rest, but it is one and it is small.


--------------------------------------------------------------------------------
 Gene Johnson  - FairPoint Communications - Chairman and CEO


 We have also previously disclosed the four primary cable competitors in the marketplace are Time Warner, and this is not in any particular order, Time Warner, MediaCom, Adelphia, and Charter. So I think that itself explains the competition you see in those markets.


--------------------------------------------------------------------------------
 Westin Tucker  - JP Morgan - Analyst


 Great.


--------------------------------------------------------------------------------
Operator


 Your next question comes from Andrew Kylie with Deutsche Bank.


--------------------------------------------------------------------------------
 Andrew Kylie  - Deutsche Bank - Analyst


 Question you mentioned a change in the rebalancing of rates in Maine. I wasn't clear in what the second step you mentioned in June was. You mentioned potential negative impact coming from that in the third quarter. I just wonder if you can run into that in more detail. And then, I noticed in the press release that there was some change in the lock-up period. I wonder if there was a specific date around that at the end of August. Thanks.


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


--------------------------------------------------------------------------------
 Tom Seitz  - Lehman Brothers - Analyst


--------------------------------------------------------------------------------
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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Aug. 03. 2005 / 9:00AM,  FRP - Q2 2005 FairPoint  Communications,  Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


 Thanks, Andrew. With respect to Maine, what happened was, the key to filling you in on that are the days. The Maine rebalance was done in two steps, so you might think of it as four steps. So there were two increases on the subscription side and two decreases on the intrastate access side. There was one increase in subscription in February of this year, and the second increase in subscription in June of this year. And then there was a decrease in the intrastate access charge we collect in February this year and another one in June of this year.

The effect of that first step, which is one increase in subscription and one decrease in intrastate access charges, was essentially revenue-neutral. It wasn't exactly revenue-neutral but very close. The results of the second one is not necessarily reflected the second quarter results because of the fact it happened so late in the second quarter. It appears that it may be somewhat revenue-negative, but to say much more than that would be a prediction based on traffic patterns going forward which will result from what the interexchange carriers do as a result of the lower access charges they pay to us and to others in the marketplace.

With respect to the lock-up, the lock-up was extended automatically under our underwriting agreement because of this second-quarter earnings announcement. It would have restricted a number of banks from writing about us for a period. Now the lock up is extended to August 21st.


--------------------------------------------------------------------------------
 Andrew Kylie  - Deutsche Bank - Analyst


 One other question, on I guess the reserve on increase receivables.


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 Um-hum.


--------------------------------------------------------------------------------
 Andrew Kylie  - Deutsche Bank - Analyst


 I mean, would you expect that to kind of wind off as we go forward and as the billing integration progresses?


--------------------------------------------------------------------------------
 John Crowley  - FairPoint Communications - CFO


 Yeah, I think we would probably ultimately expect that. As to when, it depends in part on the timing of continuing conversions that we have scheduled for next year. But you would expect that would reverse itself over a fairly short period of time.


--------------------------------------------------------------------------------
 Andrew Kylie  - Deutsche Bank - Analyst


 Okay. Thanks.


--------------------------------------------------------------------------------
Operator


 At this time there are no further questions. Mr. Johnson, are there any closing remarks?


--------------------------------------------------------------------------------
 Gene Johnson  - FairPoint Communications - Chairman and CEO


 Well, yes, I just want to say thanks to all of you for taking the time to listen to the earnings call today, for your questions, and thanks for being investors for those of you on the line that are investors. And I always say thanks to all of our many employees who really working very hard, harder than most people I know, every day, to get the results that we're seeing. So thanks very much, and we look forward to talking to you again in the future.


--------------------------------------------------------------------------------
Operator


 To hear a replay of today's conference call dial 1-800-642-1687 for US participants Or 706-645-9291 for international participants. You will hear a prompt asking for conference ID, which is 7879033. This concludes today's conference call. You may now disconnect.


--------------------------------------------------------------------------------
 Tom Seitz  - Lehman Brothers - Analyst


--------------------------------------------------------------------------------
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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Aug. 03. 2005 / 9:00AM,  FRP - Q2 2005 FairPoint  Communications,  Inc.
Earnings Conference Call
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
 Tom Seitz  - Lehman Brothers - Analyst


--------------------------------------------------------------------------------
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